                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement of US Dataworks, Inc. on Form SB-2 of our report dated July 11, 2003 relating to the financial statements as of and for the year ended March 31, 2003, which appear in such Registration Statement and to all references to our firm included in this Registration Statement.


/s/ Ham, Langston & Brezina, LLP
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Ham, Langston & Brezina, LLP
Houston, Texas

September 3, 2003